CERTAIN INFORMATION IDENTIFIED WITH THE FOLLOWING MARK: [***] HAS BEEN OMITTED FROM THIS EXHIBIT BECAUSE IT IS BOTH (i) NOT MATERIAL AND (ii) WOULD LIKELY BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED

EXHIBIT 10.1

TRANSITION SERVICES AGREEMENT

THIS TRANSITION SERVICES AGREEMENT (this “Agreement”), is entered into as of October 26, 2022, by and between Upexi, Inc., a Nevada corporation (“UPEXI”), and Bloomios, Inc., a Nevada corporation (“BLMS”).

RECITALS

WHEREAS, UPEXI, through its direct subsidiary Infusionz LLC, a Colorado limited liability company (“Company”), owns and operates a manufacturing business and a brand, Infusionz;

WHEREAS, UPEXI, BLMS, and Infused Confections, Inc., a Wyoming corporation and wholly owned subsidiary of BLMS (“Buyer”) have entered into an Membership Interest Purchase Agreement, dated as of the date hereof (the “Membership Interest Purchase Agreement” or “MIPA”), pursuant to which UPEXI will sell 100% of the membership interests of the Company to Buyer; and

WHEREAS, pursuant to the Membership Interest Purchase Agreement and in connection with the transactions contemplated thereby, UPEXI and BLMS have agreed to enter into this Agreement, pursuant to which UPEXI will provide, or cause its Affiliates to provide, BLMS with certain services, in each case on a transitional basis and subject to the terms and conditions set forth herein.

NOW, THEREFORE, in consideration of the mutual agreements and covenants hereinafter set forth, UPEXI and BLMS hereby agree as follows:

ARTICLE 1

DEFINITIONS

Section 1.1 Definitions. As used in this Agreement, the following terms have the following meanings:

“Affiliate” means, with respect to any Person, any other Person directly or indirectly controlling, controlled by, or under common control with, such other Person. For the purposes of this definition, “control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise, and the terms “controlling” and “controlled” have meanings correlative to the foregoing. Notwithstanding any provision of this Agreement to the contrary (except where the relevant provision states explicitly to the contrary), no member of the UPEXI Group, on the one hand, and no member of the BLMS Group, on the other hand, shall be deemed to be an Affiliate of the other.

“Agreement” has the meaning set forth in the preamble to this Agreement.

“Applicable Law” means, with respect to any Person, any federal, state, local, or foreign law (statutory, common, or otherwise), constitution, treaty, convention, ordinance, code, rule, regulation, order, injunction, judgment, decree, ruling, directive, guidance, instruction, direction, permission, waiver, notice, condition, limitation, restriction or prohibition, or other similar requirement enacted, adopted, promulgated, imposed, issued, or applied by a Governmental Authority that is binding upon or applicable to such Person, its properties or assets, or its business or operations.

“Membership Interest Purchase Agreement” or (“MIPA”), has the meaning set forth in the recitals to this Agreement.

“BLMS” has the meaning set forth in the preamble to this Agreement.

“BLMS Group” means BLMS and its subsidiaries as set forth in the Membership Interest Purchase Agreement, including all predecessors and successors to such Persons.

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“Breaching Party” has the meaning set forth in Section 4.2.

“Business Day” means any day, other than Saturday, Sunday, or other day on which commercial banks in New York, New York are authorized or required by Applicable Law to close.

“Buyer” has the meaning set forth in the preamble to this Agreement.

“Company” has the meaning set forth in the preamble to this Agreement.

“Company Business” means the business, operations, products, services, and activities of the Company.

“Confidential Information” has the meaning set forth in Section 5.1(a).

“Disclosing Party” has the meaning set forth in Section 5.1(a).

“Employee Expenses” has the meaning set forth in Section 3.1.

“End Date” has the meaning set forth in Section 2.1(e).

“Force Majeure Events” has the meaning set forth in Section 4.5.

“Governmental Authority” means any multinational, foreign, federal, state, local, or other governmental, statutory, or administrative authority, regulatory body, or commission or any court, tribunal, or judicial or arbitral authority which has any jurisdiction or control over either party (or any of their Affiliates).

“UPEXI” has the meaning set forth in the preamble to this Agreement.

“UPEXI Group” means UPEXI and its subsidiaries as set forth in the Membership Interest Purchase Agreement, including all predecessors and successors to such Persons.

“Liabilities” means any and all claims, debts, liabilities, damages, and/or obligations of any kind, character, or description, whether absolute or contingent, matured or not matured, liquidated or unliquidated, accrued or unaccrued, known or unknown, whenever arising, including all costs and expenses (including attorneys’ fees and expenses and associated investigation costs) relating thereto, and including those claims, debts, liabilities, damages, and/or obligations arising under this Agreement, any Applicable Law, any action or threatened action, any order or consent decree of any Governmental Authority, or any award of any arbitrator of any kind, and those arising under any agreement, commitment, or undertaking, including in connection with the enforcement of rights hereunder or thereunder.

“Non-Breaching Party” has the meaning set forth in Section 4.2.

“Out-of-Pocket Costs” has the meaning set forth in Section 3.2(a).

“Permitted Purpose” has the meaning set forth in Section 5.1(a).

“Person” means an individual, corporation, partnership, limited liability company, association, trust, or other entity or organization, including a Governmental Authority.

“Representatives” has the meaning set forth in Section 5.1(a).

“Service Schedule” has the meaning set forth in Section 2.1(a).

“Services” has the meaning set forth in Section 2.1(a).

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ARTICLE 2

SERVICES

Section 2.1 Provision of Services.

(a) Commencing on the effective date of the MIPA, UPEXI agrees to provide the services (the “Services”) set forth in the schedules attached hereto (such schedules may be amended or supplemented pursuant to the terms of this Agreement from time to time, collectively the “Service Schedule”) to BLMS, for the respective periods and on the other terms and conditions set forth in this Agreement and the Service Schedules.

(b) Notwithstanding the contents of the Service Schedules, UPEXI agrees to respond in good faith to any reasonable request by BLMS for access to any additional services that are necessary for the operation of the Company Business, as applicable, following the MIPA that are not currently contemplated in the Service Schedules, at a price to be agreed upon after good faith negotiations between the parties. Any such additional services so provided by UPEXI shall constitute Services under this Agreement and be subject in all respects to the provisions of this Agreement as if fully set forth on the Service Schedules as of the date hereof.

(c) The parties hereto acknowledge the transitional nature of the Services. Accordingly, as promptly as practicable following the execution of this Agreement, BLMS agrees to use commercially reasonable efforts to make a transition of each Service to its own internal organization or to obtain alternate third-party sources to provide the Services.

(d) In providing the Services, UPEXI shall not be obligated to (i) purchase, lease, or license any additional equipment or software unless any additional costs to UPEXI are reimbursed by BLMS, or (ii) enter into additional contracts with third parties or change the scope of current agreements with third parties unless any additional costs to UPEXI are reimbursed by BLMS.

(e) Subject to Section 3.3, Section 3.4, and Section 4.5, the obligations of UPEXI under this Agreement to provide Services shall terminate with respect to each Service upon the earlier of (i) November 30, 2023, and (ii) the termination of the applicable service period specified in the Service Schedule (each, an “End Date”). Notwithstanding the foregoing, the parties acknowledge and agree that BLMS may determine from time to time that it does not require all the Services set forth on the Service Schedules or that it does not require such Services for the entire period up to the applicable End Date. Accordingly, BLMS may terminate any Service, in whole or in part, upon thirty (30) days’ advance written notice to UPEXI. In no event shall UPEXI be obligated to provide Services to BLMS after the End Date unless UPEXI otherwise agrees in writing to such an extension pursuant to Section 3.3.

Section 2.2 Standard of Service.

(a) UPEXI represents, warrants, and agrees that the Services shall be provided in good faith, in accordance with Applicable Law, and in a manner generally consistent with the historical provision of the Services and with the same standard of care as historically provided. Subject to Section 2.3, UPEXI agrees to assign sufficient resources and qualified personnel as are reasonably required to perform the Services in accordance with the standards set forth in the preceding sentence.

(b) Except as expressly set forth in Section 2.2(a) or in any contract entered into hereunder, UPEXI makes no representations and warranties of any kind, implied or expressed, with respect to the Services, including, without limitation, no warranties of merchantability or fitness for a particular purpose, which are specifically disclaimed. BLMS acknowledges and agrees that this Agreement does not create a fiduciary relationship, partnership, joint venture, or relationships of trust or agency between the parties and that all Services are provided by UPEXI as an independent contractor.  Notwithstanding the foregoing, each of the parties agrees to use commercially reasonable efforts in good faith to take, or cause to be taken, all actions, and to do, or cause to be done, all things necessary, proper or advisable under Applicable Law, in providing the Services contemplated by this Agreement.

Section 2.3 Third-Party Service UPEXIs. UPEXI shall have the right to hire third-party subcontractors to provide all or part of any Service hereunder; provided, however, that in the event such subcontracting is inconsistent with past practices or such subcontractor is not already engaged with respect to such Service as of the date hereof, UPEXI shall obtain the prior written consent of BLMS to hire such subcontractor, which consent shall not be unreasonably withheld, conditioned or delayed. UPEXI shall in all cases retain responsibility for the provision to BLMS of Services to be performed by any third-party service UPEXI or subcontractor or by any of UPEXI’s Affiliates.

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ARTICLE 3

COMPENSATION

Section 3.1 Responsibility for Wages and Fees. For such time as any employees of UPEXI or any of its Affiliates are providing the Services to BLMS under this Agreement, (a) such employees will remain employees of UPEXI or such Affiliate, as applicable, and shall not be deemed to be employees of BLMS for any purpose, and (b) subject to Section 3.2, UPEXI or such Affiliate, as applicable, shall be solely responsible for the payment and provision of all wages, bonuses, and commissions, employee benefits, including severance and worker’s compensation, and the withholding and payment of applicable taxes relating to such employment (“Employee Expenses”).

Section 3.2 Terms of Payment and Related Matters.

(a) As consideration for provision of the Services, BLMS shall pay UPEXI the amount specified for each Service in accordance with the terms set forth in the Service Schedules. In addition to such amounts, unless covered in the amount specified for the Services in accordance with the terms set forth in the Service Schedules, BLMS shall reimburse UPEXI for reasonable documented expenses incurred by UPEXI in the provision of any Service, including, without limitation, Employee Expenses, license fees, and payments to third-party service UPEXIs or subcontractors (collectively, “Out-of-Pocket Costs”), in accordance with the procedure set forth in Section 3.2(c).

(b) During the term of this Agreement, UPEXI shall invoice BLMS every two weeks any amounts payable by BLMS, as a provider of Services, pursuant to Section 3.2(a).

(c) UPEXI shall provide BLMS with such supporting documentation as BLMS may reasonably request with respect to Out-of-Pocket Costs. Subject to Section 3.2(d), BLMS shall pay to UPEXI the amount payable pursuant to this Agreement as promptly as reasonably practicable after the date of receipt of such supporting documentation by BLMS from UPEXI, but in any event no later than 30 days after receipt of such supporting documentation. Notwithstanding any other provision of this Agreement (except Section 3.3), compensation for Services will be determined using an internal cost allocation methodology based on fully burdened cost such that the party providing the Services will have neither a profit nor loss from the provision of such Services as calculated under GAAP.

(d) In the event of a dispute by BLMS of the amount due according to the supporting documentation, no later than ten (10) days following receipt by BLMS of such disputed supporting documentation, BLMS shall deliver a written statement to UPEXI listing all disputed items and providing a reasonably detailed description of each disputed item. Amounts not so disputed shall be deemed accepted and shall be paid, notwithstanding disputes on other items, within the period set forth in Section 3.2(c). The parties shall seek to resolve all such disputes expeditiously and in good faith but if such dispute cannot be resolved within thirty (30) days, UPEXI may initiate legal action to seek resolution of such dispute.

Section 3.3 Extension of Services. The parties agree that UPEXI shall not be obligated to perform any Service after the applicable End Date; provided, however, that if BLMS desires and UPEXI agrees to continue to perform any of the Services after the applicable End Date, the parties shall negotiate in good faith to determine a market price that compensates UPEXI for its performance of such Services, including reimbursement of all Out-of-Pocket Costs and an ongoing procedure for such reimbursement. Except as amended through the mutually agreed upon extension, the Services so performed by UPEXI after the applicable End Date shall continue to constitute Services under this Agreement and be subject in all respects to the provisions of this Agreement for the duration of the agreed-upon extension period.

Section 3.4 Terminated Services. Upon termination or expiration of any or all Services pursuant to this Agreement, or upon the termination of this Agreement in its entirety, UPEXI shall have no further obligation to provide the applicable terminated Services and BLMS will only have the obligation to pay UPEXI pursuant to Section 3.2 for or in respect of (a) Services already provided in accordance with the terms of this Agreement and received by BLMS prior to such termination, and (b) which UPEXI became legally bound on or before such termination or expiration to pay as a result of the provision of Services to BLMS.

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ARTICLE 4

TERMINATION

Section 4.1 Termination of Agreement. Subject to Section 4.4, this Agreement shall terminate in its entirety upon the earlier of (a) the End Date, and (b) the date upon which the parties shall have no continuing obligation to perform any Services as a result of each of their expiration or termination in accordance with Section 2.1(e) or Section 4.2, or (c) in accordance with Section 4.3.

Section 4.2 Termination of Agreement in the Event of Breach. Any party (the “Non-Breaching Party”) may terminate this Agreement with respect to any Service, in whole or in part, at any time upon prior written notice to the other party (the “Breaching Party”) if the Breaching Party has failed (other than pursuant to Section 4.5) to perform any of its obligations under this Agreement relating to such Service, and such failure shall have continued without cure for a period of fifteen (15) days after receipt by the Breaching Party of a written notice of such failure from the Non-Breaching Party seeking to terminate such Service.

Section 4.3 Insolvency. In the event that either party hereto shall (a) file a petition in bankruptcy, (b) become or be declared insolvent, or become the subject of any proceedings (not dismissed within ninety (90) days) related to its liquidation, insolvency, or the appointment of a receiver, (c) make an assignment on behalf of all or substantially all of its creditors, or (d) take any corporate action for its winding up or dissolution, then the other party shall have the right to terminate this Agreement by providing written notice in accordance with Section 7.1.

Section 4.4 Effect of Termination. Upon termination of this Agreement in its entirety pursuant to Section 4.1, all obligations of the parties hereto shall terminate, except for the provisions of Section 3.2, Section 3.4, Article 4, Article 5 and Article 6, which shall survive any termination or expiration of this Agreement.

Section 4.5 Force Majeure. The obligations of UPEXI under this Agreement with respect to any Service shall be suspended during the period and to the extent that UPEXI is prevented or materially hindered from providing such Service, or BLMS is prevented or materially hindered from receiving such Service, due to any of the following causes beyond such party’s reasonable control (such causes, “Force Majeure Events”): (a) acts of God; (b) flood, fire, or explosion, (c) war, invasion, riot, or other civil unrest; (d) Applicable Law or judicial or administrative order; (e) actions, embargoes, or blockades in effect on or after the date of this Agreement; (f) action by any Governmental Authority; (g) national or regional emergency; (h) strikes, labor stoppages, or slowdowns or other industrial disturbances; (i) shortage of adequate power or transportation facilities; (j) pandemics; or (k) any other event which is beyond the reasonable control of such party. The party suffering a Force Majeure Event shall give notice of suspension as soon as reasonably practicable to the other party stating the date and extent of such suspension and the cause thereof, and UPEXI shall resume the performance of its obligations as soon as reasonably practicable after the removal of the cause. Neither UPEXI nor BLMS shall be liable for the nonperformance or delay in performance of its respective obligations under this Agreement when such failure is due to a Force Majeure Event. The applicable End Date for any Service so suspended shall be automatically extended for a period of time equal to the time lost by reason of the suspension.

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ARTICLE 5

CONFIDENTIALITY

Section 5.1 Confidentiality.

(a) During the term of this Agreement and thereafter, the parties hereto shall, and shall instruct their respective employees, agents, accountants, legal counsel, and other representatives (“Representatives”) to, maintain in confidence and not disclose the other party’s financial, technical, sales, marketing, development, personnel, and other information, records, or data, including, without limitation, customer lists, supplier lists, trade secrets, designs, product formulations, product specifications, or any other proprietary or confidential information, however recorded or preserved, whether written or oral (any such information, “Confidential Information”). Each party hereto shall use the same degree of care, but no less than reasonable care, to protect the other party’s Confidential Information as it uses to protect its own Confidential Information of like nature. Unless otherwise authorized in any other agreement between the parties, any party receiving any Confidential Information of the other party (the “Receiving Party”) may use Confidential Information only for the purposes of fulfilling its obligations under this Agreement (the “Permitted Purpose”). Any Receiving Party may disclose such Confidential Information only to its Representatives who have a need to know such information for the Permitted Purpose and who have been advised of the terms of this Section 5.1 and the Receiving Party shall be liable for any breach of these confidentiality provisions by such Persons; provided, however, that any Receiving Party may disclose such Confidential Information to the extent such Confidential Information is required to be disclosed by Applicable Law or judicial or administrative order, in which case the Receiving Party shall promptly notify, to the extent possible, the disclosing party (the “Disclosing Party”), and take reasonable steps to assist in contesting such disclosure or in protecting the Disclosing Party’s rights prior to disclosure, and in which case the Receiving Party shall only disclose such Confidential Information that it is advised by its counsel in writing that it is legally bound to disclose under such Applicable Law or judicial or administrative order.

(b) Notwithstanding the foregoing, “Confidential Information” shall not include any information that the Receiving Party can demonstrate (i) was publicly known at the time of disclosure to it, or has become publicly known through no act of the Receiving Party or its Representatives in breach of this Section 5.1, (ii) was rightfully received from a third party without a duty of confidentiality, or (iii) was developed by it independently without any reliance on the Confidential Information.

(c) Upon demand by the Disclosing Party at any time, or upon expiration or termination of this Agreement with respect to any Service, the Receiving Party agrees promptly to return or destroy, at the Disclosing Party’s option, all Confidential Information. If such Confidential Information is destroyed, an authorized officer of the Receiving Party shall certify to such destruction in writing.

ARTICLE 6

LIMITATION ON LIABILITY

Section 6.1 Limitation on Liability. In no event shall either party hereto have any liability under any provision of this Agreement for any punitive, special, or indirect damages relating to the breach or alleged breach of this Agreement, or diminution of value or any damages based on any type of multiple, whether based on statute, contract, tort, or otherwise, and whether or not arising from the other party’s sole, joint, or concurrent negligence, strict liability, criminal liability, or other fault. BLMS acknowledges that the Services to be provided to it hereunder are subject to, and that its remedies under this Agreement are limited by, the applicable provisions of Section 2.2, including the limitations on representations and warranties with respect to the Services.

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ARTICLE 7

MISCELLANEOUS

Section 7.1 Notices. All supporting documentation, invoices, notices, requests, consents, claims, demands, waivers, and other communications hereunder shall be in writing and shall be deemed to have been given (a) when delivered by hand (with written confirmation of receipt), (b) when received by the addressee if sent by a nationally recognized overnight courier (receipt requested), (c) on the date sent by facsimile or e-mail of a PDF document (with confirmation of transmission) if sent during normal business hours of the BLMS, and on the next Business Day if sent after normal business hours of the BLMS, or (d) on the third day after the date mailed, by certified or registered mail, return receipt requested, postage prepaid. Such communications must be sent to the respective parties at the following addresses (or at such other address for a party as shall be specified in a notice given in accordance with this Section 7.1):

(a)	if to UPEXI:

Upexi, Inc.

17129 US Hwy N., Clearwater, FL 33760

Email:

Attn: Andrew Norstrud

with a copy (which shall not constitute notice) to:

Dickinson Wright PLLC

350 E. Las Olas Blvd., Ste. 1750

Fort Lauderdale, FL 33301

Attn: Clint J. Gage

Email:

(b)	if to BLMS:

Bloomios, Inc.

701 Anacapa Street – Suite C

Santa Barbara, CA 93101

Attn: Barrett Evans

Email:

with a copy (which shall not constitute notice) to:

Lucosky Brookman

101 Wood Avenue South

5th Floor

Woodbridge, New Jersey 08830

Attn: Seth Brookman

Email:

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Section 7.2 Headings. The headings in this Agreement are for reference only and shall not affect the interpretation of this Agreement.

Section 7.3 Severability. If any term or provision of this Agreement is invalid, illegal, or unenforceable in any jurisdiction, such invalidity, illegality, or unenforceability shall not affect any other term or provision of this Agreement or invalidate or render unenforceable such term or provision in any other jurisdiction. Upon such determination that any term or other provision is invalid, illegal, or unenforceable, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in a mutually acceptable manner in order that the transactions contemplated hereby be consummated as originally contemplated to the greatest extent possible.

Section 7.4 Entire Agreement. This Agreement, including the Service Schedules, constitutes the sole and entire agreement of the parties to this Agreement with respect to the subject matter contained herein and supersedes all prior and contemporaneous understandings and agreements, both written and oral, with respect to such subject matter. In the event and to the extent that there is a conflict between the provisions of this Agreement and the provisions of the Membership Interest Purchase Agreement as it relates to the Services hereunder, the provisions of this Agreement shall control.

Section 7.5 Successors and Assigns. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and permitted assigns. Subject to the following sentence, neither party may assign its rights or obligations hereunder without the prior written consent of the other party, which consent shall not be unreasonably withheld or delayed. Notwithstanding the foregoing sentence, BLMS may, without the prior written consent of UPEXI, assign all or any portion of its right to receive Services to any of its Affiliates; provided, that such Affiliate shall receive such Services from UPEXI in the same place and manner as described in the Service Schedule as BLMS would have received such Service. No assignment shall relieve the assigning party of any of its obligations hereunder.

Section 7.6 No Third-Party Beneficiaries. This Agreement is for the sole benefit of the parties hereto and their respective successors and permitted assigns and nothing herein, express or implied, is intended to or shall confer upon any other Person any legal or equitable right, benefit, or remedy of any nature whatsoever, under or by reason of this Agreement.

Section 7.7 Amendment and Modification; Waiver. This Agreement, including the Service Schedules, may only be amended, modified, or supplemented by an agreement in writing signed by each party hereto. No waiver by any party of any of the provisions hereof shall be effective unless explicitly set forth in writing and signed by the party so waiving. No failure to exercise, or delay in exercising, any right, remedy, power, or privilege arising from this Agreement shall operate or be construed as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power, or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power, or privilege.

Section 7.8 Governing Law. This Agreement shall be governed by and construed in accordance with the internal laws of the State of Nevada without giving effect to any choice or conflict of law provision or rule (whether of the State of Nevada or any other jurisdiction).

Section 7.9 Dispute Resolution; Submission to Jurisdiction; Waiver of Jury Trial. Section 8.9 of the Membership Interest Purchase Agreement is hereby incorporated into this Agreement by this reference.

Section 7.10 Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together shall be deemed to be one and the same agreement. A signed copy of this Agreement delivered by facsimile, e-mail, or other means of electronic transmission shall be deemed to have the same legal effect as delivery of an original signed copy of this Agreement.

[Signature Page Follows]

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date first written above by their respective officers thereunto duly authorized.

UPEXI, INC.

By:
Name:	Allan Marshall
Title:	Chief Financial Officer

BLOOMIOS, INC.

By:
Name:	Michael Hill
Title:	Chief Executive Officer

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SERVICE SCHEDULE

Facilities and Equipment

ID	Location	Description	Period	Cost

1	Location 1 in Henderson, NV	**** **** **** **** **** **** **** ****	3 to 4 months commencing on the MIPA and ending on 30-day notice from BLMS or extended per mutual agreement.	Reimbursement of actual costs: (Estimated at $95,000 per month (rent and expenses)

2	Location 1 in Henderson, NV	**** **** **** ****	3 to 4 months commencing on the MIPA and ending on 30-day notice from BLMS or extended per mutual agreement.	Reimbursement of actual costs (Estimated at $2,000 of maintenance per month)

3	Location 1 in Henderson, NV	**** **** **** ****	3 to 4 months commencing on the MIPA and ending on 30-day notice from BLMS or extended per mutual agreement.	Reimbursement of actual costs (Estimated at $3,000 for security, etc., per month)
2 months commencing on the MIPA
4	Location 2 in Henderson, NV	**** **** **** ****		No additional Charge

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Shared Services

ID	Network Drive	Description	Period	Cost

1	SharePoint site and folders	**** **** **** ****	2 months commencing on the MIPA	No additional Charge

2	Google Document Drive	**** **** **** ****	2 months commencing on the MIPA	No additional Charge

3	Email and other communication methods with customers	**** **** **** ****	12 months commencing on the MIPA	Reimbursement of actual additional costs (Assumed that none will be required, but can be provided at actual cost upon request)

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Finance Services

ID	Service	Description	Service Period	Cost
K
1	Financial Business Transactions	**** **** **** ****	Up to 12 months commencing on the MIPA.	Estimated at $7,500 per month for use of administrative staff for payroll and other services

2	Treasury	**** **** **** ****	Up to 3 months commencing on the MIPA.	Assumed that none will be required, but can be provided at actual cost upon request

3	Tax	**** **** **** ****	Up to 12 months commencing on the MIPA.	Assumed that none will be required, but can be provided at actual cost upon request

4	Audit	**** **** **** ****	Up to 12 months commencing on the MIPA.	Estimated at $75,000 for initial 2 year audit

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Human Resources Services

ID	Service	Description	Service Period	Cost

1	Human Resource Assistance	**** **** **** ****	Up to 4 months commencing on the MIPA.	Estimated at $5,000 per month

2	Operational and other Employees	**** **** **** ****	Up to 4 months commencing on the MIPA.	Estimated per month at $130,000

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